                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 26, 1999(except with respect to the matter discussed in Note 11, as to which the date is July 16, 1999) included in Innovative Gaming Corporation of America's Form 10-K (as amended by Form 10-K/A) for the year ended December 31, 1998 and of our report dated July 16, 1999, for the years ended December 31, 1997 and December 31, 1996, and to all references to our firm included in this Registration Statement.



                                                KAFOURY, ARMSTRONG & CO.


Reno, Nevada
January 10, 2000.















                                       29